Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of The Reserve Petroleum Company (the "Company") on Form 10-Q for the quarter ended March 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Cameron R. McLain and Lawrence R. Francis, Principal Executive Officer and Principal Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to our knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company for the quarter ended March 31, 2024.

May 15, 2024	/s/ Cameron R. McLain
Cameron R. McLain, President
(Principal Executive Officer)

/s/ Lawrence R. Francis
Lawrence R. Francis, 1st Vice President
(Principal Financial Officer)